     FUND                   PROPOSAL 1                 PROPOSAL 2
                         THE APPROVAL OF            THE APPROVAL OF
                           MERGER WITH                MERGER WITH
                        HARBOR GROWTH FUND      HARBOR INTERNATONAL FUND
Small Cap Growth
                 FOR        5,480,340                     N/A
                 AGAINST       79,515                     N/A
                 ABSTAIN        4,252                     N/A

International II
                 FOR            N/A                    3,545,927
                 AGAINST        N/A                      460,266
                 ABSTAIN        N/A                       11,796
